Exhibit 99.1

3560 Bassett Street, Santa Clara CA 95054

Jeff Andreson	Claire McAdams
Chief Financial Officer	Investor Relations
(408) 986-9888	(530) 265-9899

INTEVAC ANNOUNCES SECOND QUARTER 2014 FINANCIAL RESULTS

Santa Clara, Calif.—July 28, 2014—Intevac, Inc. (Nasdaq: IVAC) today reported financial results for the quarter and six months ended June 28, 2014.

“During the second quarter, our Photonics business achieved record levels of both revenue and operating profit and is on track to grow by approximately 30% this year as compared to 2013,” commented Wendell Blonigan, president and chief executive officer of Intevac. “Ramping production for any new product is always a challenge, and our Photonics division demonstrated excellent performance both in ramping the Apache Camera and meeting our customer commitments.

“In our thin film equipment business, we are on track to ship our first protective coating system for touch screen mobile cover glass, as well as our first INTEVAC MATRIX™ PVD system for solar cell manufacturing, within the next few weeks. Each of these deployments demonstrates meaningful progress on our strategy to provide thin film deposition systems to vacuum coating markets adjacent to the hard disk media industry. The hard drive industry is predicting improving demand through the second half of the year, and industry analysts are forecasting annual sequential growth in media units beginning in 2014.”

($ Millions, except per share
amounts)	Q2 2014		Q2 2013
	GAAP Results	Non-GAAP Results	GAAP Results	Non-GAAP Results
Net Revenues	$14.7	$14.7	$17.0	$17.0
Operating Loss	$(5.2)	$(5.1)	$(7.0)	$(7.1)
Net Loss	$(5.0)	$(4.9)	$(6.4)	$(6.5)
Net Loss per Share	$(0.21)	$(0.20)	$(0.27)	$(0.27)

	Six Months Ended June 28, 2014		Six Months Ended June 29, 2013
	GAAP Results	Non-GAAP Results	GAAP Results	Non-GAAP Results
Net Revenues	$31.7	$31.7	$30.0	$30.0
Operating Loss	$(10.0)	$(9.6)	$(16.0)	$(15.3)
Net Loss	$(9.5)	$(9.1)	$(14.7)	$(14.0)
Net Loss per Share	$(0.40)	$(0.38)	$(0.62)	$(0.59)

Intevac’s non-GAAP adjusted results exclude the impact of the following, where applicable: (1) changes in fair value of contingent consideration liabilities associated with business combinations; (2) restructuring charges; and (3) gains or losses on sales of product lines and technology assets. A reconciliation of the GAAP and non-GAAP adjusted results is provided in the financial table included in this release. See also “Use of Non-GAAP Financial Measures” section.

Second Quarter 2014 Summary

The net loss for the quarter was $5.0 million, or $0.21 per share, compared to a net loss of $6.4 million, or $0.27 per share, in the second quarter of 2013. The non-GAAP net loss was $4.9 million or $0.20 per share. This compares to the second quarter 2013 non-GAAP net loss of $6.5 million or $0.27 per share.

Revenues were $14.7 million, including $3.8 million of Equipment revenues and Photonics revenues of $11.0 million. Equipment revenues included upgrades, spares and service. Photonics revenues consisted of $2.7 million of research and development contracts and $8.3 million of product sales. In the second quarter of 2013, revenues were $17.0 million, including $9.2 million of Equipment revenues and Photonics revenues of $7.8 million, which included $3.7 million of research and development contracts.

Equipment gross margin was 8.3% compared to 14.8% in the second quarter of 2013 and 22.2% in the first quarter of 2014. Equipment margins in the second quarter of 2014 were lower due to lower factory absorption as a result of the lower level of revenue. Equipment margins in the second quarter of 2013 reflected a refurbishment reserve recorded for a solar evaluation system as well as the lower margin on the first solar implant ENERGi system recognized for revenue.

Photonics gross margin was 44.7% compared to 31.7% in the second quarter of 2013 and 35.2% in the first quarter of 2014. The improvement from the second quarter of 2013 was driven by the increased mix of higher margin product revenue, improved yields for our low-light sensor, and higher margins on technology development programs. The improvement from the first quarter of 2014 was driven by the increased mix of higher margin products, improved yields offset in part by lower margins on technology development programs. Consolidated gross margin was 35.4%, compared to 22.5% in the second quarter of 2013 and 28.3% in the first quarter of 2014.

Operating expenses of $10.5 million increased 9.7% compared to the first quarter of 2014 as a result of $0.8 million of incremental costs incurred from the proxy contest.

Order backlog totaled $46.4 million on June 28, 2014, compared to $51.9 million on March 29, 2014 and $77.6 million on June 29, 2013. Backlog as of both June 28, 2014 and March 29, 2014 included one Solar system and one PVD touch screen glass coating system and did not include any 200 Lean systems. Backlog as of June 29, 2013 included three 200 Lean systems.

The company ended the quarter with $75.3 million of cash and investments and $116.2 million in tangible book value. The company repurchased $0.4 million in stock during the second quarter as part of the $30 million stock repurchase program announced in November 2013.

First Six Months 2014 Summary

The net loss was $9.5 million, or $0.40 per share, compared to a net loss of $14.7 million, or $0.62 per share, for the first six months of 2013. The non-GAAP net loss was $9.1 million or $0.38 per share. This compares to the first half 2013 non-GAAP net loss of $14.0 million or $0.59 per share.

Revenues were $31.7 million, including $12.8 million of Equipment revenues and Photonics revenues of $18.9 million, compared to revenues of $30.0 million, including $14.5 million of Equipment revenues and Photonics revenues of $15.4 million, for the first six months of 2013.

Equipment gross margin was 18.1%, compared to 17.6% in the first six months of 2013, primarily due to higher margins from systems, lower factory overhead expenses and lower inventory charges. We recognized revenue on one 200 Lean system in the first half of 2014 and did not recognize any revenue on 200 Lean systems in the first half of 2013. Fiscal 2013 Equipment gross margin reflected a refurbishment provision for a solar evaluation system and the lower system margin on the first solar implant ENERGi system recognized for revenue. Photonics gross margin was 40.7% compared to 31.0% in the first six months of 2013, reflecting the increased mix of higher margin product shipments, improved yields, higher margins on technology development programs and lower warranty costs. Consolidated gross margin was 31.6%, compared to 24.5% in the first six months of 2013.

Operating expenses were $20.0 million and were down 13.6% from $23.1 million in the first six months of 2013 primarily due to cost reduction activities, offset in part by costs associated with the proxy contest.

Use of Non-GAAP Financial Measures

Intevac’s non-GAAP results exclude the impact of the following, where applicable: (1) changes in fair value of contingent consideration liabilities associated with business combinations; (2) restructuring charges; and (3) gains or losses on sales of product lines and technology assets. A reconciliation of the GAAP and non-GAAP results is provided in the financial tables included in this release.

Management uses non-GAAP results to evaluate the company’s operating and financial performance in light of business objectives and for planning purposes. These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Intevac believes these measures enhance investors’ ability to review the company’s business from the same perspective as the company’s management and facilitate comparisons of this period’s results with prior periods. The presentation of this additional information should not be considered a substitute for results prepared in accordance with GAAP.

Conference Call Information

The company will discuss its financial results and outlook in a conference call today at 1:30 p.m. PDT (4:30 p.m. EDT). To participate in the teleconference, please call toll-free (877) 334-0811 prior to the start time. For international callers, the dial-in number is (408) 427-3734. You may also listen live via the Internet at the company’s website, www.intevac.com, under the Investors link, or at www.earnings.com. For those unable to attend, these web sites will host an archive of the call. Additionally, a telephone replay of the call will be available for 48 hours beginning today at 7:30 p.m. EDT. You may access the replay by calling (855) 859-2056 or, for international callers, (404) 537-3406, and providing Replay Passcode 69076711

About Intevac

Intevac was founded in 1991 and has two businesses: Equipment and Photonics.

In our Equipment business, we are a leader in the design and development of high-productivity, thin film processing systems. Our production-proven platforms are designed for high-volume manufacturing of substrates with precise thin film properties.

Intevac is the market and technology leader in the hard drive industry, with our systems processing approximately 60% of all magnetic disk media produced worldwide. Our high-performance, high-throughput technology solutions continue to expand into additional markets – including solar and adjacent thin film deposition applications.

In our Photonics business, we are a recognized leading developer of advanced high-sensitivity digital sensors, cameras and systems that primarily serve the defense industry. We are the sole-source provider of integrated digital imaging systems for most U.S. military night vision programs.

For more information call 408-986-9888, or visit the company’s website at www.intevac.com.

200 Lean® is a registered trademark and INTEVAC MATRIX™ and ENERGi™ are trademarks of Intevac, Inc.

Safe Harbor Statement

This press release includes statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Intevac claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms “may,” “believes,” “projects,” “expects,” or “anticipates,” and do not reflect historical facts. Specific forward-looking statements contained in this press release include, but are not limited to: expected delivery of both systems and cameras for the Apache program, and ability to leverage technology into new markets. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from the company’s expectations. These risks include, but are not limited to: a change in the delivery rate of the cameras for the Apache program, failure to ship these cameras, and a delay in shipping deposition systems, each of which could have a material impact on our business, our financial results, and the company’s stock price. These risks and other factors are detailed in the company’s periodic filings with the U.S. Securities and Exchange Commission.

INTEVAC, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)

	Three months ended		Six months ended
	June 28, 2014	June 29, 2013	June 28, 2014	June 29, 2013
Net revenues
Equipment	$3,762	$9,164	$12,809	$14,532
Photonics	10,953	7,819	18,921	15,433

Total net revenues	14,715	16,983	31,730	29,965
Gross profit	5,211	3,829	10,021	7,343
Gross margin
Equipment	8.3%	14.8%	18.1%	17.6%
Photonics	44.7%	31.7%	40.7%	31.0%

Consolidated	35.4%	22.5%	31.6%	24.5%
Operating expenses
Research and development	4,558	5,584	8,831	11,943
Selling, general and administrative	5,853	5,555	11,063	11,415
Acquisition-related[1]	46	(320)	97	(209)

Total operating expenses	10,457	10,819	19,991	23,149
Loss on divestiture[2]	—	—	—	(208)

Total operating loss	(5,246)	(6,990)	(9,970)	(16,014)
Income/(Loss) from operations
Equipment	(5,667)	(5,841)	(9,808)	(13,183)
Photonics	2,567	253	3,475	62
Corporate[2]	(2,146)	(1,402)	(3,637)	(2,893)

Total operating loss	(5,246)	(6,990)	(9,970)	(16,014)
Interest and other income	120	92	192	172

Loss before income taxes	(5,126)	(6,898)	(9,778)	(15,842)
Benefit from income taxes	(119)	(486)	(250)	(1,166)

Net loss	$(5,007)	$(6,412)	$(9,528)	$(14,676)

Loss per share
Basic and Diluted	$(0.21)	$(0.27)	$(0.40)	$(0.62)
Weighted average common shares outstanding
Basic and Diluted	23,927	23,785	23,892	23,724

[1]	Results for all periods presented include changes in fair value of contingent consideration obligations associated with the Solar Implant Technology (SIT) acquisition in 2010.
[2]	Six months ended June 29, 2013 includes the loss on sale of the Raman spectroscopy product line of $208,000.

INTEVAC, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

	June 28, 2014	December 31, 2013
	(Unaudited)	(see Note)
ASSETS
Current assets
Cash, cash equivalents and short-term investments	$58,232	$69,096
Accounts receivable, net	9,265	15,037
Inventories	22,613	22,762
Prepaid expenses and other current assets	1,443	1,237

Total current assets	91,553	108,132
Long-term investments	17,064	12,318
Restricted cash	1,000	—
Property, plant and equipment, net	13,316	12,945
Deferred income tax assets	9,818	9,502
Intangible assets, net	4,434	4,902
Other long-term assets	55	477

Total assets	$137,240	$148,276

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$4,256	$4,011
Accrued payroll and related liabilities	4,237	5,034
Deferred income tax liabilities	939	939
Other accrued liabilities	2,836	3,263
Customer advances	2,114	3,743

Total current liabilities	14,382	16,990
Other long-term liabilities	2,175	1,715
Stockholders’ equity
Common stock ($0.001 par value)	24	24
Additional paid in capital	158,490	156,359
Treasury stock, at cost	(3,157)	(1,688)
Accumulated other comprehensive income	703	725
Accumulated deficit	(35,377)	(25,849)

Total stockholders’ equity	120,683	129,571

Total liabilities and stockholders’ equity	$137,240	$148,276

Note: Amounts as of December 31, 2013 are derived from the December 31, 2013 audited consolidated financial statements.

INTEVAC, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(Unaudited, in thousands, except per share amounts)

	Three months ended		Six months ended
	June 28, 2014	June 29, 2013	June 28, 2014	June 29, 2013
Non-GAAP Loss from Operations
Reported operating loss (GAAP basis)	$(5,246)	$(6,990)	$(9,970)	$(16,014)
Restructuring charges[1]	61	240	288	742
Change in fair value of contingent consideration obligations[2]	46	(320)	97	(209)
Loss on sale of Raman spectroscopy product line[3]	—	—	—	208

Non-GAAP Operating Loss	$(5,139)	$(7,070)	$(9,585)	$(15,273)

Non-GAAP Net Loss
Reported net loss (GAAP basis)	$(5,007)	$(6,412)	$(9,528)	$(14,676)
Restructuring charges[1]	61	240	288	742
Change in fair value of contingent consideration obligations[2]	46	(320)	97	(209)
Loss on sale of Raman spectroscopy product line[3]	—	—	—	208
Income tax effect of non-GAAP adjustments[4]	—	(20)	—	(42)

Non-GAAP Net Loss	$(4,900)	$(6,512)	$(9,143)	$(13,977)

Non-GAAP Loss Per Diluted Share
Reported loss per diluted share (GAAP basis)	$(0.21)	$(0.27)	$(0.40)	$(0.62)
Restructuring charges[1]	$—	$0.01	$0.01	$0.03
Change in fair value of contingent consideration obligations[2]	$—	$(0.01)	$—	$(0.01)
Loss on sale of Raman spectroscopy product line[3]	$—	$—	$—	$0.01
Non-GAAP Loss Per Diluted Share	$(0.20)	$(0.27)	$(0.38)	$(0.59)

Weighted average number of diluted shares	23,927	23,785	23,892	23,724

[1]	Results for all periods presented include severance and other employee-related costs related to various restructuring programs.
[2]	Results for all periods presented include changes in fair value of contingent consideration obligations associated with the Solar Implant Technology (SIT) acquisition in 2010.
[3]	The six months ended June 29, 2013 includes the loss on sale of the Raman spectroscopy product line of $208,000. On March 29, 2013, the Company sold certain assets including tangible and intangible assets and divested of certain liabilities which comprised its Raman spectroscopy product line for proceeds of not to exceed $1.5 million of which $500,000 was paid in cash upon closing and up to $1.0 million is in the form of an earnout. Intevac did not recognize the earnout payments upon closing given the uncertainties associated with the achievement of the earnout.
[4]	The amount represents the estimated income tax effect of the non-GAAP adjustments. The Company calculated the tax effect of non-GAAP adjustments by applying an applicable estimated jurisdictional tax rate to each specific non-GAAP item.